UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     May 16, 2011

Bank of Granite Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15956	56-1550545

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)
P.O. Box 128, 23 North Main Street
Granite Falls, North Carolina 28630

(Address of Principal Executive Offices) (Zip Code)
(828) 496-2000

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

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Item 5.07 — Submission of Matters to A Vote of Security Holders	3

Signatures	4

Item 5.07 Submission of Matters to A Vote of Security Holders
     On May 16, 2011 Bank of Granite Corporation (the “Company”) held its annual meeting of stockholders. The following Proposals were considered and acted upon at the annual meeting:
Proposal 1 — To consider the election of seven persons named as director/nominees in the Proxy Statement dated April 15, 2011.

	FOR	WITHHELD	BROKER NON-VOTES

R. Scott Anderson	4,988,604	546,671	6,105,285
John N. Bray	5,018,819	516,456	6,105,285
Joseph D. Crocker	4,954,520	580,755	6,105,285
Leila N. Erwin	4,977,415	557,859	6,105,285
Paul M. Fleetwood, III	4,986,704	548,570	6,105,285
Hugh R. Gaither	4,905,221	630,054	6,105,285
Boyd C. Wilson, Jr., CPA	5,028,907	506,368	6,105,285
Proposal 2 — To consider the ratification of the selection of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

10,524,382	138,224	977,953	0
Proposal 3 — To consider the amendment to our Restated Certificate of Incorporation to effect a one-for-ten reverse stock split of our issued and outstanding shares of common stock and fix the authorized shares of our common stock at 2,500,000, such amendment to be effected prior to September 19, 2011 in the sole discretion of the Board without further approval or authorization of our stockholders.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

4,391,694	692,740	450,841	6,105,285

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Granite Corporation

May 17, 2011	By:	/s/ Jerry A. Felts

Jerry A. Felts Chief Operating Officer and Chief Financial Officer

4